UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2023

CHINA PHARMA HOLDINGS, INC.

(Exact name of Registrant as specified in charter)

Nevada	001-34471	73-1564807
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

Second Floor, No. 17, Jinpan Road

Haikou, Hainan Province, China 570216

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +86 898-6681-1730 (China)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CPHI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On March 27, 2023, Company received a notification from the NYSE American stating that the Company is back in compliance with the NYSE American continued listing standards. Specifically, the Company has resolved the continued listing deficiency with respect to low selling price set forth in Section 1003(f)(v) of the Company Guide following a 1-for-10 reverse stock split on March 6, 2023.

However, the below compliance (“.BC”) indicator will remain on the Company’s ticker as the Company continues to be below compliance with Sections 1003(a)(iii) and 1003(a)(ii) of the Company Guide. Specifically, the Company remains subject to the conditions set forth in the letters from the NYSE American dated June 15, 2022 (Initial Equity Notification), and December 1, 2022 (Second Equity Notification) for the stockholders’ equity noncompliance, both of which have been disclosed in the Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 22, 2022 and December 2, 2022, respectively. Therefore, the Company remains subject to the Equity Plan (the “Plan”) the NYSE American accepted on August 29, 2022. If the Company is not in compliance with all stockholders’ equity standards by December 15, 2023 or does not make progress consistent with the Plan during the Plan period, NYSE American will initiate delisting proceedings as appropriate. In that case the Company may appeal a staff determination to initiate delisting proceedings in accordance with Section 1010 and Part 12 of the Company Guide.

If in the future the Company falls below the continued listing criterion of a minimum average share price of $0.20 again over a 30-day trading period, the Company’s securities will be subject to immediate review.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2023

CHINA PHARMA HOLDINGS, INC.

By:	/s/ Zhilin Li
	Name:	Zhilin Li
	Title:	President and Chief Executive Officer

2